     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 15, 1999



                                                      REGISTRATION NO. 333-71047

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               FLUOR CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    DELAWARE                                        95-0740960
(STATE OR OTHER JURISDICTION OF INCORPORATION OR       (I.R.S. EMPLOYER IDENTIFICATION NO.)
                 ORGANIZATION)

                              3353 MICHELSON DRIVE
                            IRVINE, CALIFORNIA 92698
                                 (949) 975-2000
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            LAWRENCE N. FISHER, ESQ.
                   SENIOR VICE PRESIDENT -- LAW AND SECRETARY
                               FLUOR CORPORATION
                              3353 MICHELSON DRIVE
                            IRVINE, CALIFORNIA 92698
                                 (949) 975-2000
      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:

                            E. MICHAEL GREANEY, ESQ.
                          GIBSON, DUNN & CRUTCHER LLP
                                200 PARK AVENUE
                            NEW YORK, NEW YORK 10166

                                 (212) 351-4000


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement, as determined by the Registrant in light of market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  SUBJECT TO COMPLETION, DATED MARCH 15, 1999


PROSPECTUS

                                  $500,000,000

                               FLUOR CORPORATION

                                Debt Securities

                           -------------------------

     We will provide specific terms of these debt securities in supplements to this prospectus. The prospectus supplements may also add, update or change information contained or incorporated by reference in this prospectus. You should read this prospectus and any supplement carefully before you invest.

                           -------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           -------------------------

               The date of this prospectus is              , 1999

     YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About this Prospectus.......................................    2
Where You Can Find More Information.........................    3
Disclosure Regarding Forward-Looking Statements.............    4
The Company.................................................    4
Use of Proceeds.............................................    4
Ratio of Earnings to Fixed Charges..........................    5
Description of the Debt Securities..........................    5
Plan of Distribution........................................   14
Legal Matters...............................................   15
Experts.....................................................   15
Glossary....................................................   16

                             ABOUT THIS PROSPECTUS


     In this prospectus, all references to "we," "our," and "us" refer to Fluor Corporation, a Delaware corporation.


     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the debt securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the caption "Where You Can Find More Information" below.

                      WHERE YOU CAN FIND MORE INFORMATION


     We file annual, quarterly and periodic special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the SEC: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048 and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Room 3190, Chicago, Illinois 60661. Copies of these documents may be obtained from the SEC's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-732-0330 for further information on the public reference rooms. Our SEC filings are also available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read copies of these documents at the offices of the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange.


     The SEC allows us to "incorporate by reference" the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and any prospectus supplement, and information that we file later with the SEC will automatically update and supersede some or all of this information. We incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the debt securities, and this document, which we have already filed with the SEC:

     - Annual Report on Form 10-K for the year ended October 31, 1998.


     You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address:


                               Fluor Corporation
                              3353 Michelson Drive
                            Irvine, California 92698
                         Attention: Corporate Secretary
                                (949) 975-2000.

     We have filed or incorporated by reference exhibits with the registration statement that include the form of proposed underwriting agreement and indenture. You should read the exhibits carefully for provisions that may be important to you.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus includes forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. These forward-looking statements are subject to risks, uncertainties and assumptions about us, including those discussed elsewhere in the documents that are incorporated by reference into this prospectus, and the following, any of which could affect our future results of operations and financial condition and could cause actual results to differ materially from those expressed in our forward-looking statements:

     - the effect of economic, credit and capital market conditions;

     - the impact of competition;

     - changes in customer demand; and

     - changes in the laws or regulations affecting our businesses.

                                  THE COMPANY

     Fluor Corporation was incorporated in Delaware in 1978 as a successor in interest to a California corporation of the same name that was originally incorporated in 1924.

     Fluor Corporation operates primarily through Fluor Daniel, Inc., one of the world's largest engineering, construction and diversified services companies, and A.T. Massey Coal Company, Inc., which is a major producer of low-sulfur coal.

     Fluor Daniel and other domestic and foreign subsidiaries provide design, engineering, procurement, construction, maintenance and other diversified services on a worldwide basis to an extensive range of industrial, commercial, utility, natural resources, energy and governmental clients.

     Fluor Daniel's Diversified Services Group provides a variety of services globally. The companies in this group include Maintenance Services Company; Technology Services Company; American Equipment Company, which sells, rents, services and outsources equipment for construction and industrial needs; and TRS Staffing Services, which provides temporary and permanent placement services specializing in technical, professional and administrative personnel.

     A.T. Massey Coal Company mines, processes and sells bituminous, low-sulfur coal of steam and metallurgical grades from 20 mining complexes located in West Virginia, Kentucky, Virginia and Tennessee.

     Our principal executive offices are located at the following address: 3353 Michelson Drive, Irvine, California 92698.

                                USE OF PROCEEDS

     Except as otherwise specified in a prospectus supplement, we will use the net proceeds from the sale of the debt securities for general corporate purposes including working capital, capital expenditures, stock purchase programs, repayment and refinancing of debt and acquisitions. We may invest funds not required immediately for such purposes in marketable securities and short-term investments.

                       RATIO OF EARNINGS TO FIXED CHARGES

     Our ratio of earnings to fixed charges for each of the years ended is as follows:

      YEAR ENDED OCTOBER 31,
----------------------------------
1994   1995    1996    1997   1998
----   -----   -----   ----   ----
9.06   11.17   10.76   5.13   5.63

     For purposes of computing the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before provision for income taxes plus fixed charges less undistributed earnings from less than 50% owned persons. "Fixed charges" consist of interest and debt expense, capitalized interest and one-third of rental expense, which we believe is a reasonable approximation of the interest factor of such rental expense.

                       DESCRIPTION OF THE DEBT SECURITIES

     The debt securities covered by this prospectus will be our direct unsecured obligations. The debt securities will be issued in one or more series under an indenture, dated February 18, 1997, between us and Bankers Trust Company as trustee.


     This prospectus briefly outlines the material provisions of the indenture. The indenture has been incorporated by reference into the registration statement. You should read the indenture for provisions that may be important to you. In the summary below, we have included references to section numbers of the indenture so that you can easily locate these provisions. We have also provided a glossary at the end of this prospectus to define the capitalized words used in discussing the debt securities.


GENERAL

     The debt securities will rank equally with all of our other unsecured and unsubordinated debt. The indenture does not limit the amount of debt we may issue under the indenture or otherwise. We may issue the debt securities in one or more series with the same or various maturities, at par or a premium, or with Original Issue Discount.

     The debt securities may be issuable in the form of one or more global securities, as further described under the caption "Global Securities" below. Except for any debt securities issued in the form of a global security, the debt securities are exchangeable or transferable without charge. We may, however, require you to pay us for any tax or other governmental charge payable in connection with the transfer and exchange and may also require you to furnish appropriate endorsements and transfer documents. (Section 3.05)

     Unless otherwise specified in a prospectus supplement, any principal, premium or interest payment will be payable, and the transfer of debt securities will be registrable, at the principal corporate trust office of the Trustee. In addition, unless otherwise specified in a prospectus supplement and except in the case of any debt securities issued in the form of a global security, we may opt to make interest payments by check, mailed to the address of the person entitled to receive the interest payment as reflected on the security register. (Sections 3.01, 3.05, 10.01 and 10.02)

     The prospectus supplement relating to any series of debt securities being offered will include all additional material terms of the offering not otherwise contained in this prospectus. These terms will include some or all of the following:


          (1) The title of the debt securities;

          (2) The aggregate principal amount of the debt securities;

          (3) The person to whom any interest on the debt securities will be payable, if other than the person in whose name it is registered on the regular record date for such interest;

          (4) The date or dates on which the principal of the debt securities will be payable or the method for determining such date or dates and any rights of extension;

          (5) The interest rate or rates at which the debt securities will bear interest, if any, and the date or dates from which such interest will accrue, the interest payment dates for the debt securities and the regular record dates for any interest payable on any interest payment date;

          (6) The place or places where the principal of and any interest on the debt securities are payable;

          (7) The terms and conditions of any optional or mandatory redemption provisions;

          (8) The terms and conditions of any sinking fund or other analogous provision that would obligate us to redeem or repurchase the debt securities, in whole or in part, and any remarketing provisions for the debt securities;

          (9) The denominations in which the debt securities will be issuable, if other than denominations of $1,000 or any integral multiple thereof;

          (10) Any index or formula by which the amount of the principal, any premium or interest payments on the debt securities will be determined and the identity of any calculation agent;

          (11) The currency in which the principal, any premium or interest payments on the debt securities will be paid, if other than United States dollars;

          (12) The amount of principal payable upon acceleration of the debt securities following an Event of Default, if other than the entire principal amount;

          (13) Any amount which will be deemed to be the principal amount of the debt securities as of a particular Maturity or the manner in which the principal amount is to be determined, if the principal amount payable at the Maturity will not be determinable prior to the Maturity;

          (14) Any changes to the defeasibility of the debt securities;

          (15) Whether the debt securities are to be issued in whole or in part in the form of one or more global securities held by a depositary on behalf of holders or in the form of individual certificates to be held by each holder and the circumstances under which any global security may be exchanged for debt securities;

          (16) Any additions to or changes in the Events of Default which apply to the debt securities and any changes in the right of the Trustee or the holders of the debt securities to accelerate the maturity of the debt securities;

          (17) Any changes to the definition of "Business Day" with respect to the debt securities;

          (18) Whether the satisfaction of other conditions, in addition to those specified in the indenture, are required and the terms of such conditions;

          (19) Any terms or conditions upon which holders may convert or exchange the debt securities into shares of our common stock or other securities or property;

          (20) Any additions to or changes in the covenants set forth in the indenture;

          (21) Any other specific terms of the debt securities.

(Section 3.01)


     The debt securities may be issued with Original Issue Discount, which means that the debt securities may be sold at a discount below their principal amount. Even if debt securities are not issued at a discount below their principal amount, the debt securities may, for United States Federal income tax purposes, be deemed to have been issued with Original Issue Discount because of certain interest payment characteristics. United States Federal income tax and other considerations applicable to debt securities issued with Original Issue Discount will be described in the prospectus supplement relating to those debt securities. In addition, United States Federal tax considerations or other terms or restrictions applicable to debt securities which are denominated in a currency other than United States dollars will be described in the prospectus supplement relating to those debt securities.


CONSOLIDATION, MERGER OR SALE

     We have agreed not to consolidate with or merge with or into any other entity or convey, transfer or lease substantially all of our properties and assets to any person, unless,

          (1) either (a) we are the continuing corporation or (b) any successor or purchaser (i) is a corporation, partnership or trust organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (ii) expressly assumes, by a supplemental indenture, all of our obligations with respect to the debt securities and the indenture;

          (2) immediately after such transaction, no Event of Default exists;

          (3) if, as a result of any such transaction, our properties or assets would become subject to a Lien which would not be permitted by the indenture, or if we or our successor, as applicable, secures the debt securities equally and ratably with debt secured by such Lien; and

          (4) certain other conditions are met.

(Section 8.01)

     The successor entity would succeed to and would be able to exercise every right and power that we possess under the indenture. Except in the case of a lease of substantially all of our properties and assets, we will thereafter be relieved of all obligations and covenants under the indenture and the debt securities. (Section 8.02)

MODIFICATION OF INDENTURE

     There are three categories of changes that we can make to the indenture and the debt securities. First, there are changes that cannot be made to the debt securities without the approval of each holder of debt securities affected by such change. Second, there are changes that can be made with the approval of holders of debt securities owning a majority in aggregate principal amount of the outstanding debt securities of all series affected by the change (voting as one class). All other changes may be made by us without the consent or vote of holders of the debt securities.

     The following is a summary of the changes that cannot be made without the approval of each holder of debt securities affected by such change:

          (1) changes to the time for paying principal or interest on any debt security;

          (2) reductions in the amount of principal of or interest on any debt security;

          (3) reductions in the amount of premium payable upon the redemption of a debt security;

          (4) reductions in the amount of principal of a debt security issued with Original Issue Discount or any other debt security that would be due and payable upon acceleration of Maturity;

          (5) changes to the place where, or the currency in which, any debt security is payable;

          (6) impairment of the right to sue for the payment of any debt security;

          (7) reductions in the percentage of aggregate principal amount of debt securities of any series, the consent of the holders of which is required to modify or amend the indenture; or

          (8) modifications to provisions relating to the requirements for waiving compliance with certain provisions or certain defaults.

(Section 9.02)

     Holders of debt securities owning a majority in aggregate principal amount of the outstanding debt securities of all series affected by a change (voting as one class) may, on behalf of the holders of all debt securities of such series, waive:

          (1) compliance by us with certain provisions of the indenture; (Section 10.09)

          (2) any past default under the indenture with respect to debt securities of such series, except a default (a) in the payment of principal of, or any premium or interest on, any debt security of such series, or (b) in respect of a covenant or provision of the indenture which cannot be modified without the consent of each holder of debt securities of a series affected by the modification. (Section 5.13)


     In determining whether the holders of the requisite aggregate principal amount of the outstanding debt securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action,



          (a) the principal amount of a debt security issued with Original Issue Discount will be deemed to be the amount of the principal which would be then due and payable,



          (b) if the principal amount payable at the stated Maturity of a debt security is not determinable, the principal amount of the debt security will be deemed to be the amount established in the applicable supplemental indenture,



          (c) the principal amount of a debt security denominated in one or more foreign currencies or currency units will be deemed to be the U.S. dollar equivalent of the principal amount of the debt security, determined (i) in the manner established in the applicable supplemental indenture or (ii) in the case of a debt security described in clause (a) or (b) above, as provided in such clause, and



          (d) debt securities owned by us, any of our affiliates or any other obligor will be disregarded. In determining whether the Trustee will be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only debt securities which the Trustee knows to be so owned will be disregarded. Debt securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to so act with respect to the debt securities and that the pledgee is not us, an affiliate of ours or any other obligor.

(Section 1.02)

EVENTS OF DEFAULT

     The following will be "Events of Default" under the indenture with respect to the debt securities of any series, unless otherwise specified in a prospectus supplement:

          (1) failure to pay any interest when due and payable, and such failure continues for 30 days;

          (2) failure to pay principal or any premium at Maturity;

          (3) failure to deposit any sinking fund payment, when and as due, and such failure continues for 30 days;


          (4) except as otherwise specified by the indenture or with respect to a covenant included solely for the benefit of debt securities other than that series, failure to perform any other of our covenants under the indenture, and such failure continues for 90 days after written notice as provided under the indenture;


          (5) certain events in bankruptcy, insolvency or reorganization involving us;

          (6) any other Event of Default provided with respect to debt securities of that series.

(Section 5.01)

     If an Event of Default exists with respect to any series of debt securities, then either the Trustee or the holders of at least 25% in aggregate principal amount of the debt securities of such series may declare the entire principal amount of all the debt securities of that series immediately due and payable. If the Event of Default involves certain events in bankruptcy, insolvency or reorganization (as described in clause (5) in the paragraph above), then the principal amount of all the debt securities of that series will automatically, and without any declaration or other action on the part of the Trustee or any holder, become immediately due and payable. If any debt securities of a series are issued with Original Issue Discount, the amount of the debt securities that will become immediately due and payable in an Event of Default will be the portion of the principal amount specified by the terms of the debt securities. At any time after the Trustee or the holders have declared an acceleration of a series of debt securities, but before a judgment or decree for payment of money has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the debt securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 5.02)


     Subject to the provisions of the Trust Indenture Act, the indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with the holders' request or direction. (Sections 6.01 and 6.03) What will be deemed to constitute reasonable indemnity may vary depending on what rights or powers the holders have requested or directed the Trustee to exercise. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, with respect to the debt securities of that series. (Section 5.12)

     We are required to furnish to the Trustee an annual statement by certain officers as to our performance with respect to certain of our obligations under the indenture and as to any default in such performance. (Section 10.04)

     The right of any holder to receive principal, any premium and interest payments on the debt securities or to institute suit for the enforcement of such payment cannot be impaired without that holder's consent. (Section 5.08)

CERTAIN RESTRICTIVE COVENANTS


     We have agreed to certain restrictions on our activities for the benefit of holders of the debt securities. The restrictive covenants summarized below will apply, unless otherwise specified in a prospectus supplement or waived or amended by a majority in aggregate principal amount of the outstanding debt securities. See "-- Modification of Indenture" above.


     Restrictions on Liens. We have agreed that neither we nor any Restricted Subsidiary will incur, issue, assume or guarantee debt secured by any Lien upon any Principal Property without securing the debt securities equally and ratably with all other indebtedness secured by such Lien. This covenant has certain exceptions, which permit:

          (1) Liens existing on the date of the indenture;

          (2) Liens existing on Principal Property owned or leased by a corporation at the time it becomes a Restricted Subsidiary;

          (3) Liens existing on Principal Property at the time of its acquisition by us or a Restricted Subsidiary;

          (4) Liens to secure any debt incurred prior to, at the time of, or within 12 months after the acquisition of any Principal Property for the purpose of financing all or any part of the purchase price thereof and any Lien to the extent that it secures debt which is in excess of such purchase price and for the payment of which recourse may be had only against such Principal Property;

          (5) Liens to secure any debt incurred prior to, at the time of, or within 12 months after the completion of the construction and commencement of commercial operation, alteration, repair or improvement of Principal Property for the purpose of financing all or any part of the cost thereof and any Lien to the extent that it secures debt which is in excess of such cost and for the payment of which recourse may be had only against such Principal Property;

          (6) Liens in favor of us or any of our affiliates;

          (7) Liens in favor of the United States of America or any State thereof or any other country, or any agency, instrumentality or political subdivision of any of the foregoing, to secure partial, progress, advance or other payments or performance pursuant to the provisions of any contract or statute, or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens;


          (8) Liens imposed by law, such as mechanics', workmen's, repairmen's, materialmen's, carriers', warehousemen's, vendors' or other similar Liens arising in the ordinary course of business, or Federal, state or municipal government Liens arising out of contracts for the sale of products or services by us or any Restricted Subsidiary, or deposits or pledges to obtain the release of any of the foregoing;

          (9) certain pledges or deposits under workmen's compensation or similar legislation or in certain other circumstances;

          (10) certain Liens in connection with legal proceedings, including certain Liens arising out of judgments or awards;

          (11) Liens for certain taxes or assessments;

          (12) certain Liens consisting of restrictions on the use of real property which do not interfere materially with the property's value;

          (13) Liens securing obligations issued by certain government agencies or instrumentalities to finance the acquisition or construction of property, and on which the interest is not includible in gross income of the holder;

          (14) Liens on or with respect to coal, gas, hydrocarbon or mineral properties not fully developed securing debt, the proceeds of which are used to finance or refinance the development of such properties;

          (15) Liens on or with respect to mineral rights held under option but not owned by us or any Restricted Subsidiary;


          (16) Liens on or with respect to ores, concentrates, metals or other raw materials or products incurred in the ordinary course of business in connection with the importation, purchase or sale thereof;



          (17) any extension, renewal or replacement, in whole or in part, of any Lien referred to in the foregoing clauses (2) through (16) above, so long as the principal amount of the debt secured thereby does not exceed the principal amount of debt so secured at the time of the extension, renewal or replacement and the Lien is limited to the same property subject to the Lien so extended, renewed or replaced, plus improvements on the property; and



          (18) any extension, renewal or replacement, in whole or in part, of any Lien referred to in the foregoing clause (17), that secures any additional principal amount of debt that is incurred to provide funds for the completion of a specific project and any related financing costs.


(Section 10.07)

     Notwithstanding the foregoing, we and any one or more of our Restricted Subsidiaries may issue, assume or guarantee debt secured by a Lien which would otherwise be subject to the foregoing restrictions if at the time it does so (the "Incurrence Time"), the amount equal to the sum of:

     - the aggregate amount of such debt, plus


     - all of our other debt and the debt of our Restricted Subsidiaries secured by a Lien which would otherwise be subject to the foregoing restrictions, plus



     - the aggregate Attributable Debt of Sale and Leaseback Transactions that are not permitted by the indenture and entered into after the date of the indenture and in existence at the Incurrence Time, less



     - the aggregate amount of proceeds of such Sale and Leaseback Transactions which have been applied in accordance with the terms of the indenture,


does not exceed 15% of our Consolidated Net Tangible Assets. (Section 10.07)

     Restrictions on Sale and Leaseback Transactions. We have agreed not to, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction involving any Principal Property unless:


          (1) we or the Restricted Subsidiary would, at the time of entering into such arrangement, be entitled, without equally and ratably securing the debt securities of each series then outstanding, to incur, issue, assume or guarantee debt secured by a Lien on such property, pursuant to the provisions described in clauses (1) to (16) inclusive under the caption "-- Certain Restrictive Covenants -- Restrictions on Liens" above; or



          (2) we, within 180 days after the sale or transfer, apply to the retirement of our Funded Debt an amount equal to the greater of (a) the net proceeds of the sale of the Principal Property sold and leased back pursuant to such arrangement or (b) the fair market value of the Principal Property so sold and leased back. The amount to be applied to the retirement of our Funded Debt will be reduced by (i) the principal amount of debt securities delivered to the Trustee for retirement and cancellation within 120 days after such sale or transfer and (ii) the principal amount of Funded Debt voluntarily retired by us within 120 days after such sale or transfer. This restriction will not apply to a Sale and Leaseback Transaction between us and an affiliate or between a Restricted Subsidiary and an affiliate or involving the taking back of a lease for a period of less than three years.


(Section 10.08)

     Notwithstanding the foregoing, we and our Restricted Subsidiaries, or any of us, may enter into a Sale and Leaseback Transaction that would otherwise be prohibited as set forth above, if, at the time of and giving effect to such transaction, the amount equal to the sum of:

     - the aggregate amount of the Attributable Debt in respect of all Sale and Leaseback Transactions existing at such time which could not have been entered into except in reliance on this paragraph, plus


     - the aggregate amount of outstanding debt secured by Liens in reliance on the second paragraph under the caption "-- Certain Restrictive
       Covenants -- Restrictions on Liens" above,


does not at such time exceed 15% of our Consolidated Net Tangible Assets. (Section 10.08)

CONVERSION RIGHTS

     We may issue debt securities that are convertible into our common stock or other securities or property. The specific terms on which the debt securities are convertible will be described in an applicable prospectus supplement. The terms will include provisions as to whether conversion is mandatory or optional and may include provisions that establish the amount of securities or property that you will receive according to a formula based upon the market price of the securities or property at a particular time.

GLOBAL SECURITIES

     We may issue some or all of the debt securities of a series in the form of one or more global securities. Global securities will be deposited with a depository identified in the applicable prospectus supplement. A global security is a security, typically held by a depository, that represents the beneficial interests of a number of purchasers of such security. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in an applicable prospectus supplement.


\DEFEASANCE


     The following provisions relating to defeasance and discharge of indebtedness, or relating to defeasance of certain covenants in the indenture, will apply to the debt securities of any series, or to any specified part of a series, unless otherwise specified in a prospectus supplement. (Section 13.01)


     Defeasance and Discharge. We may discharge all of our obligations with respect to certain debt securities by depositing in trust, for the benefit of the holders of such debt securities, money or U.S. Government Obligations, or both, which will provide a sufficient amount of money to pay any installment of principal, premium or interest payment and any mandatory sinking fund payment required by the debt securities on the designated payment dates. We may defease and discharge our obligations only if, among other things, there has been a United States Internal Revenue Service ruling, or there has been a change in tax law, to the effect that holders of debt securities will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur. We may not, however, discharge our obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies or to hold moneys for payment in trust. (Sections 13.02 and 13.04)



     Defeasance of Certain Covenants. Under certain circumstances, we may not be required to comply with certain restrictive covenants described under the captions "-- Certain Restrictive Covenants -- Restrictions on Liens" and
"-- Certain Restrictive Covenants -- Restrictions on Sale and Leaseback Transactions" above, including any that may be described in an applicable prospectus supplement. In addition, under certain circumstances, the occurrence of certain Events of Default, including any that may be described in an applicable prospectus supplement, will be deemed not to be or result in an Event of Default. In order for this to occur, we must deposit in trust, for the benefit of the holders of debt securities, money or U.S. Government Obligations, or both, which will provide a sufficient amount of money to pay any installment of principal, premium or interest payment and any mandatory sinking fund payment required by the debt securities on the designated payment dates. There must also have been, among other things, a United States Internal Revenue Service ruling, or a change in tax law, to the effect that holders of debt securities will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur.


     In the event we exercised this option with respect to any debt securities and the debt securities were accelerated and declared due and payable as a result of an Event of Default, the amount of money and U.S. Government Obligations deposited in trust may not be sufficient to pay amounts due on the debt securities at the time of the acceleration. In that case, we would remain liable for any amounts still due. (Sections 13.03 and 13.04)

CONCERNING THE TRUSTEE

     Bankers Trust Company of California, N.A., an affiliate of the Trustee, is master trustee and custodian for the Fluor Corporation Master Retirement Trust, the Fluor Employee Benefit Trust, the Fluor Corporation Executive Deferred Compensation Program

Trust and the Fluor Executives' Supplemental Benefit Trust. In addition, we maintain with the Trustee one inactive corporate demand deposit account.

     Upon the occurrence of an Event of Default or an event which, after notice or lapse of time or both, would become an Event or Default, the Trustee may be deemed to have a conflicting interest with respect to the debt securities for purposes of the Trust Indenture Act and, unless the Trustee is able to eliminate any such conflicting interest, the Trustee may be required to resign as Trustee under the indenture. In that event, we would be required to appoint a successor Trustee for the indenture.

GOVERNING LAW

     The debt securities and the indenture will be governed by, and construed in accordance with, the laws of the State of New York.

                              PLAN OF DISTRIBUTION

     We may sell debt securities from time to time in one or more transactions. We may sell debt securities (a) through underwriters or dealers; (b) through agents; or (c) directly to one or more purchasers.

SALE THROUGH UNDERWRITERS

     If we use underwriters in the sale, the underwriters will acquire the debt securities for their own account. The underwriters may resell the debt securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the debt securities will be subject to certain conditions. The underwriters will be obligated to purchase all the debt securities of a series offered by a prospectus supplement if any of such debt securities are purchased. The underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters. The underwriters may change from time to time any initial public offering price and any discounts, concessions or commissions allowed or re-allowed or paid to dealers.

SALE THROUGH AGENTS

     We may sell debt securities through agents designated by us. Unless indicated in the prospectus supplement, the agents have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

DIRECT SALES

     We also may sell debt securities directly to purchasers without the involvement of underwriters or agents.

GENERAL INFORMATION

     We may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase debt securities providing for payment and delivery on a future date specified in the prospectus supplement. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by us. The obligations of any such purchasers under such delayed delivery and payment arrangements will not be subject to any conditions except that (1) the purchase by an institution of the debt securities will not at delivery be prohibited under the laws of any jurisdiction in the United States to which the institution is subject and (2) if the debt securities are being sold to underwriters, we will sell to the underwriters the total principal amount of the debt securities less the principal amount covered by the delayed delivery and payment arrangement.

     Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933, as amended (the "Securities Act"), and any discounts or commissions received by them from us and any profit on the resale of the debt securities by them may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement.

     The debt securities may or may not be listed on a national securities exchange or a foreign securities exchange. The debt securities will be a new issue of securities with no established trading market. Any underwriters or agents to or through whom we sell debt securities for public offering and sale may make a market in the debt securities. However, the underwriters and agents will not be obligated to make a market in the debt securities and may discontinue their market-making activities at any time without notice. We cannot provide any assurance with respect to the liquidity of the trading market for any of the debt securities.

     We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

                                 LEGAL MATTERS

     Gibson, Dunn & Crutcher LLP, our outside legal counsel, will issue an opinion about the legality of the debt securities for us. Any underwriters will be advised about other issues relating to any offering of debt securities by their own legal counsel.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended October 31, 1998, as set forth in their report, which is incorporated in this prospectus by reference. Our consolidated financial statements are incorporated by reference in reliance on their report, given on their authority as experts in accounting and auditing.

                                    GLOSSARY


     "Attributable Debt" means, in respect of a Sale and Leaseback Transaction and as of any particular time, the present value of the obligation of the lessee thereunder for net rental payments during the remaining term of such lease, including any extensions thereof. The present value of the obligation of the lessee is discounted at the rate of interest implicit in the terms of the lease involved in the Sale and Leaseback Transaction, as determined in good faith by us. Net rental payments exclude any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, services, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon monetary inflation or the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. (Section 1.02)



     "Consolidated Net Tangible Assets" means the aggregate amount of assets after deducting therefrom (a) applicable reserves and other properly deductible items, (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, and (c) all current liabilities, as reflected in our latest audited consolidated balance sheet contained in our most recent annual report to our stockholders under Rule 14a-3 of the Securities Exchange Act of 1934, as amended, prior to the time as of which "Consolidated Net Tangible Assets" will be determined. (Section 1.02)


     "Funded Debt" means all indebtedness maturing one year or more from the date of the creation thereof, all indebtedness directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof, and all indebtedness under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more. (Section 1.02)

     "Lien" means any mortgage, lien, pledge, charge, security interest or other encumbrance. (Section 1.02)

     "Maturity," when used with respect to any debt security, means the date on which the principal of such debt security or an installment of principal or, in the case of a debt security issued with Original Issue Discount, the principal amount payable upon a declaration of acceleration, becomes due and payable as therein provided, whether at the stated Maturity or by declaration of acceleration, call for redemption or otherwise. (Section 1.02)

     "Original Issue Discount" means, when used with respect to any debt security, a debt security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof. (Section 1.02)


     "Principal Property" means any single office building, manufacturing or processing plant, warehouse or other similar facility owned by us or any Restricted Subsidiary, the stated book value of the property, plant and equipment of which, net of depreciation, is not less than 2% of the Consolidated Net Tangible Assets at the end of our most recent fiscal year, reflected in the latest audited consolidated statement of financial position contained in our most recent annual report to our stockholders. "Principal Property," however, does not include (a) any plant or facility (i) owned jointly or in common with one or more entities other than us and our Restricted Subsidiaries, in which our interest and that of our Restricted Subsidiaries does not exceed 50%, or (ii) which our board of directors determines by resolution in good faith is not of material importance to the total business conducted, or assets owned, by us and our Subsidiaries as an entirety, or (b) any portion of any plant or facility which our board of directors determines by resolution in good faith not to be of material importance to the use or operation thereof. (Section 1.02)


     "Restricted Subsidiary" means any Subsidiary which as of such time meets the definition of a "significant subsidiary" contained, as of the date of the indenture, in Regulation S-X of the rules and regulations of the SEC. (Section 1.02)


     "Sale and Leaseback Transaction" means any arrangement involving any non-affiliate bank, insurance company, or other lender or investor that provides for the lease by us or one of our Restricted Subsidiaries for a total period in excess of three years of any Principal Property which has been or is to be sold or transferred by us or any Restricted Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property. (Section 10.08)


     "Subsidiary" means a corporation of which a majority of the capital stock having voting power under ordinary circumstances to elect a majority of the board of directors of such corporation is owned by (i) us, (ii) us and one or more of our Subsidiaries or (iii) one or more of our Subsidiaries. (Section 1.02)


     "U.S. Government Obligation" means (a) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of an entity controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (b) any depositary receipt issued by a bank as custodian with respect to any U.S. Government Obligation which is specified in clause (a) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held. For the purposes of clause (b), "bank" has the meaning under
Section 3(a)(2) of the Securities Act and the custodian must not be authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt, except as required by law. (Section 13.04)

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC registration fee........................................  $139,000
Printing fees and expenses..................................    40,000*
Accounting fees and expenses................................    50,000*
Trustee fees................................................     6,000*
Rating agency fees..........................................   200,000*
Legal fees and expenses.....................................   100,000*
Blue Sky fees...............................................    10,000*
Miscellaneous...............................................    15,000*
                                                              --------
                                                              $560,000*
                                                              ========

-------------------------
* Estimated and subject to future contingencies.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our Restated Certificate of Incorporation requires that our directors and officers be indemnified to the maximum extent permitted by Delaware law.

     The General Corporation Law of the State of Delaware provides in general that a director or officer of a corporation (i) shall be indemnified by the corporation for all expenses of litigation or other legal proceedings when he is successful on the merits, (ii) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such litigation (other than a derivative suit) even if he is not successful on the merits if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful), and
(iii) may be indemnified by the corporation for expenses of a derivative suit (a suit by a stockholder alleging a breach by a director or officer of a duty owed to the corporation), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided that no such indemnification may be made in accordance with this clause (iii) if the director or officer is adjudged liable to the corporation, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. The indemnification described in clauses (ii) and (iii) above shall be made only upon order by a court or a determination by
(a) a majority of a quorum of disinterested directors, (b) under certain circumstances, independent legal counsel or (c) the stockholders, that indemnification is proper because the applicable standard of conduct is met. Expenses incurred by a director or officer in defending an action may be advanced by the corporation prior to the final disposition of such action upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he is not entitled to be indemnified in connection with the proceeding to which the expenses related.

     Our Restated Certificate of Incorporation includes a provision eliminating, to the fullest extent permitted by Delaware law, director liability for monetary damages for breaches of fiduciary duty.

ITEM 16. EXHIBITS


 1    Form of Underwriting Agreement(1)
 4    Indenture, dated as of February 18, 1997, between Fluor
      Corporation and Bankers Trust Company, as trustee(2)
 5    Opinion of Gibson, Dunn & Crutcher LLP, counsel to Fluor
      Corporation(1)
12    Statement of computation of ratio of earnings to fixed
      charges(1)
23.1  Consent of Gibson, Dunn & Crutcher LLP, counsel to Fluor
      Corporation (included in Exhibit 5)(1)
23.2  Consent of independent auditors(1)
24    Powers of Attorney(1)
25    Statement of Eligibility and Qualifications of Trustee on
      Form T-1(3)


-------------------------

(1) Previously filed with this Registration Statement on January 22, 1999.



(2) Incorporated by reference to Exhibit 4.1 of our Current Report on Form 8-K filed on March 7, 1997.



(3) Incorporated by reference to Exhibit 25 of our Registration Statement on Form S-3 (Registration No. 333-18315) filed on December 20, 1996.


ITEM 17. UNDERTAKINGS

A. UNDERTAKING PURSUANT TO RULE 415

     We hereby undertake:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (b) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, except that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs A(l)(a) and A(l)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by us pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. UNDERTAKING REGARDING FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

     We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

C. UNDERTAKING IN RESPECT OF INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on March 15, 1999.


                                          FLUOR CORPORATION

                                          By:     /s/ LAWRENCE N. FISHER
                                             -----------------------------------
                                                     Lawrence N. Fisher
                                                Senior Vice President-Law and
                                                          Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.



                  SIGNATURE                                TITLE                   DATE
                  ---------                                -----                   ----
                      *                          Chief Executive Officer,     March 15, 1999
---------------------------------------------    Chairman of the Board and
           Philip J. Carroll, Jr.              Director (Principal Executive
                                                         Officer)

                      *                        Senior Vice President, Chief   March 15, 1999
---------------------------------------------      Financial Officer and
              James O. Rollans                 Director (Principal Financial
                                                         Officer)

                      *                        Vice President and Controller  March 15, 1999
---------------------------------------------      (Principal Accounting
              Victor L. Prechtl                          Officer)

                      *                                  Director             March 15, 1999
---------------------------------------------
            Donald L. Blankenship

                      *                                  Director             March 15, 1999
---------------------------------------------
          Carroll A. Campbell, Jr.

                      *                                  Director             March 15, 1999
---------------------------------------------
               Peter J. Fluor

                      *                                  Director             March 15, 1999
---------------------------------------------
              David P. Gardner

                      *                                  Director             March 15, 1999
---------------------------------------------
              Thomas L. Gossage

                      *                                  Director             March 15, 1999
---------------------------------------------
               Bobby R. Inman

                      *                                  Director             March 15, 1999
---------------------------------------------
              Vilma S. Martinez

                      *                                  Director             March 15, 1999
---------------------------------------------
               Dean R. O'Hare

                      *                                  Director             March 15, 1999
---------------------------------------------
       Lord Robin W. Renwick, K.C.M.G.

                  SIGNATURE                                TITLE                   DATE
                  ---------                                -----                   ----
                      *                                  Director             March 15, 1999
---------------------------------------------
               Martha R. Seger

                      *                                  Director             March 15, 1999
---------------------------------------------
               James C. Stein


-------------------------

* The undersigned does hereby sign this Amendment No. 1 to Registration Statement on behalf of each of the above-indicated director or officer of Fluor Corporation pursuant to powers of attorney executed by each such director or officer.


                                                /s/ LAWRENCE N. FISHER
                                          --------------------------------------
                                                    Lawrence N. Fisher
                                                     Attorney-in-Fact

                                 EXHIBIT INDEX


  EXHIBIT
    NO.                                DESCRIPTION
  -------                              -----------
    1          Form of Underwriting Agreement(1)
    4          Indenture, dated as of February 18, 1997, between Fluor
               Corporation and Bankers Trust Company, as trustee(2)
    5          Opinion of Gibson, Dunn & Crutcher LLP, counsel to Fluor
               Corporation(1)
   12          Statement of computation of ratio of earnings to fixed
               charges(1)
   23.1        Consent of Gibson, Dunn & Crutcher LLP, counsel to Fluor
               Corporation (included in Exhibit 5)(1)
   23.2        Consent of independent auditors(1)
   24          Powers of Attorney(1)
   25          Statement of Eligibility and Qualification of Trustee on
               Form T-1(3)


-------------------------

(1) Previously filed with this Registration Statement on January 22, 1999.



(2) Incorporated by reference to Exhibit 4.1 of our Current Report on Form 8-K filed on March 7, 1997.



(3) Incorporated by reference to Exhibit 25 of our Registration Statement on Form S-3 (Registration No. 333-18315) filed on December 20, 1996.